EXHIBIT 11.2

                                                     EXHIBIT 11.2



                            AVON PRODUCTS, INC.
               COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                   (In millions, except per share data)


                                                   Three months ended
                                                        September 30
                                                   ------------------
                                                   1997          1996
                                                   ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 132.291       132.934
  Common stock equivalents.....................   1.235         1.070
                                                -------       -------

  Weighted average shares for fully diluted
    income per share computation............... 133.526       134.004
                                                =======       =======

Net income..................................... $  68.6       $  62.5
                                                =======       =======


Fully diluted income per share................. $   .51       $   .47
                                                =======       ======

                                                     EXHIBIT 11.2



                            AVON PRODUCTS, INC.
               COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                   (In millions, except per share data)


                                                   Nine months ended
                                                     September 30
                                                   ----------------
                                                   1997        1996
                                                   ----        ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 132.474     133.905
  Common stock equivalents.....................   1.339       1.104
                                                -------     -------

  Weighted average shares for fully diluted
    income per share computation............... 133.813     135.009
                                                =======     =======

Net income..................................... $ 205.1     $ 185.9
                                                =======     =======


Fully diluted income per share................. $  1.53     $  1.38
                                                =======     =======